UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): February 8, 2013

PERNIX GROUP, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	333-92445	36-4025775
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

151 E. 22nd Street Lombard, Il.	60148
(Address of Principal Executive Offices)	(Zip Code)

(630) 620-4787

(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

As approved by the Compensation Committee of the Board of Directors (the “Board”) of Pernix Group, Inc. (the “Company”), on February 8, 2013, stock option grants (the “Employee Stock Option Grants”) were awarded to certain employees, including the President and Chief Executive Officer, the Vice President of Administration and Chief Financial Officer, the Vice President of Construction, and the Corporate Controller and Principal Accounting Officer. The preceding summary is qualified in its entirety by reference to the terms applicable to these awards as attached as Exhibit 10.2 to this report and incorporated herein by reference. The Employee Stock Option Grants are awarded under, and are subject to the terms and conditions of, the Company’s 2012 Incentive Stock Option Plan, as amended.

In addition, in accordance with the Long Term Incentive Plan (LTIP) as approved by Pernix Group, Inc. Stockhholders effective January 1, 2013, the Compensation Committee of the Board of Directors approved and awarded certain non-employee Directors stock option grants (the “LTIP Stock Option Grants”) on February 8, 2013. The preceding summary is qualified in its entirety by reference to the terms applicable to these awards as attached as Exhibit 10.4 to this report and hereby incorporated herein by reference. The LTIP Stock Option Grants are awarded under, and are subject to the terms and conditions of, the Company’s 2013 Long Term Incentive Plan.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits.

The following documents are filed herewith:

Exhibit 10.1	Employee Stock Option Grants

Exhibit 10.2	Form of Employee Stock Option Award Notice and Agreement.

Exhibit 10.3	Long Term Incentive Plan Stock Option Grants

Exhibit 10.4	Form of LTIP Stock Option Award Notice and Agreement

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PERNIX GROUP, INC.

By:	/s/ Nidal Z. Zayed
Nidal Z. Zayed
President and Chief Executive Officer

By:	/s/ Gregg D. Pollack
Gregg D. Pollack
Vice President — Administration and Chief Financial Officer

By:	/s/ Carol J. Groeber
Carol J. Groeber
Corporate Controller and Principal Accounting Officer

Dated:  February 14, 2013